Exhibit 10.1

EPIQ SCRIPTS, LLC.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into this 4th day of March 2022, to be effective as of the Effective Date as defined below between Epiq Scripts, LLC, a limited liability company organized under the laws of the state of Texas (the “Company”), and Maja Matthews, an individual (“Employee”) (each of the Company and Employee are referred to herein as a “Party”, and collectively referred to herein as the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company desires to obtain the services of the Employee as the Director of Business Development of the Company, and the Employee desires to be employed by the Company upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as of the Effective Date as follows:

ARTICLE I.

EMPLOYMENT; TERM; DUTIES

Employment. Pursuant to the terms and conditions hereinafter set forth, the Company hereby employs Employee, and Employee hereby accepts such employment for a period beginning on the Effective Date and ending on the date twelve (12) months from the Effective Date (the “Initial Term”); provided that this Agreement shall automatically extend for additional one (1) year periods after the Initial Term (each an “Automatic Renewal Term” and the Initial Term together with all Automatic Renewal Terms, if any, the “Term”) in the event that neither Party provides the other written notice of their intent not to automatically extend the term of this Agreement at least thirty (30) days prior to the end of the Initial Term or any Automatic Renewal Term, as applicable (each a “Non-Renewal Notice”).

Duties and Responsibilities. Employee shall devote his full-time, attention, and energies to the business of the Company and will diligently and to the best of his ability perform all duties incident to his employment hereunder, shall perform such administrative, managerial and executive duties for the Company (i) as are prescribed by applicable job specifications for the Employee, (ii) as are customarily vested in and incidental to such position, and (iii) as may be assigned to him from time to time by the Board of Directors of the Company (the “Board”).

Covenants of Employee. Employee shall devote his best efforts to the business and affairs of the Company. Employee shall perform his duties, responsibilities and functions to the Company hereunder to the best of his abilities in a diligent, trustworthy, professional and efficient manner and shall comply, in all material respects, with all rules and regulations of the Company (and special instructions of the Board, if any) and all other rules, regulations, guides, handbooks, procedures and policies applicable to the Company and its business in connection with his duties hereunder, including all United States federal and state securities laws applicable to the Company.

Effective Date. The “Effective Date” of this Agreement shall be February 15, 2022.

ARTICLE II.

COMPENSATION AND OTHER BENEFITS

Base Salary. So long as this Agreement remains in effect, for all services rendered by Employee hereunder and all covenants and conditions undertaken by the Parties pursuant to this Agreement, the Company shall pay, and Employee shall accept, as compensation, a base salary of $125,000 per year (“Base Salary”). The Base Salary shall be prorated for partial periods of employment hereunder.

Payment of Base Salary. The Base Salary shall be payable in regular installments in accordance with the normal payroll practices of the Company, in effect from time to time, but in any event no less frequently than on a monthly basis.

Business Expenses. So long as this Agreement is in effect, the Company shall reimburse Employee for all reasonable, out-of-pocket business expenses incurred in the performance of his duties hereunder subject to the Company’s reimbursement policies in effect from time to time.

Vacation. Employee will be entitled to fifteen (15) days of paid time-off (“PTO”) per year. PTO days shall accrue beginning on the 1st of January for each year during the term of this Agreement. Other than the use of PTO days for illness or personal emergencies, PTO days must be pre-approved by the Company.

Withholding. The Company may deduct from any compensation payable to Employee (including payments made pursuant to this ARTICLE II or in connection with the termination of employment pursuant to ARTICLE III of this Agreement) amounts sufficient to cover Employee’s share of applicable federal, state and/or local income tax withholding, social security payments, state disability and other insurance premiums and payments.

Equity. Employee is eligible to participate in American International Holdings, Inc’s. (the Company’s parent company’s) stock option plan.

ARTICLE III.

TERMINATION OF EMPLOYMENT

Termination of Employment. Employee’s employment pursuant to this Agreement shall terminate on the earliest to occur of the following:

3.1.1 upon the death of Employee;

3.1.2 upon the delivery to Employee of written notice of termination by the Company if Employee shall suffer a physical or mental disability which renders Employee, in the reasonable judgment of the Board, unable to perform his duties and obligations under this Agreement for either ninety (90) consecutive days or one hundred eighty (180) days in any twelve (12) month period;

3.1.3 upon the expiration of the Initial Term, unless a notice of termination pursuant to Section 1.1 is not given by either Party, in which case upon the expiration of the first Automatic Renewal Term that such a notice of termination is given with respect to either Party (if any);

3.1.4 upon delivery to the Company of written notice of termination by Employee for any reason other than for Good Reason;

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3.1.5 upon delivery to Employee of written notice of termination by the Company for Cause;

3.1.6 upon delivery of written notice of termination from Employee to the Company for Good Reason, provided, however, prior to any such termination by Employee pursuant to this Section 3.1.6, Employee shall have advised the Company in writing within twenty (20) days of the occurrence of any circumstances that would constitute Good Reason, and the Company has not cured such circumstances within twenty (20) following receipt of Employee’s written notice, with the exception of only five (5) days written notice in the event the Company reduces Employee’s salary without Employee’s consent or fails to pay Employee any compensation due him; or

3.1.7 upon delivery to Employee of written notice of termination by the Company without Cause.

Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

3.1.8 “Cause” shall mean, in the context of a basis for termination by the Company of Employee’s employment with the Company, that:

(i) Employee materially breaches any obligation, duty, covenant or agreement under this Agreement, which breach is not cured or corrected within twenty (20) days of written notice thereof from the Company (except for breaches of ARTICLE IV of this Agreement, which cannot be cured and for which the Company need not give any opportunity to cure); or

(ii) Employee commits any act of misappropriation of funds or embezzlement; or

(iii) Employee commits any act of fraud; or

(iv) Employee is indicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law.

3.1.9 “Good Reason” shall mean, in the context of a basis for termination by Employee of his employment with the Company (a) there has been a material breach by the Company of a material term of this Agreement or Employee reasonably believes that the Company is violating any law which would have a material adverse effect on the Company’s operations and such violation continues uncured following twenty (20) days after such breach and after notice thereof has been provided to the Company by the Employee, or (b) Employee’s compensation as set forth hereunder is reduced without Employee’s consent, or the Company fails to pay to Employee any compensation due to him hereunder upon five (5) days written notice from Employee informing the Company of such failure.

3.1.10 “Termination Date” shall mean the date on which Employee’s employment with the Company hereunder is terminated.

Effect of Termination. In the event that Employee’s employment hereunder is terminated in accordance with the provisions of this Agreement, Employee shall be entitled to the following:

3.1.11 If Employee’s employment is terminated pursuant to Section 3.1.1 (death), Section 3.1.2 (disability), Section 3.1.3 (the end of the Initial Term if either Party has timely delivered a Non-Renewal Notice as provided in Section 1.1 or the end of any Automatic Renewal Term pursuant to which either Party has timely delivered a Non-Renewal Notice as provided in Section 1.1), Section 3.1.4 (without Good Reason by the Employee), or Section 3.1.5 (by the Company for Cause), Employee shall be entitled to salary accrued through the Termination Date and no other benefits other than as required under the terms of employee benefit plans in which Employee was participating as of the Termination Date.

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3.1.12 If Employee’s employment is terminated by Employee pursuant to Section 3.1.6 (Good Reason), or pursuant to Section 3.1.7 (without Cause by the Company), (a) Employee shall be entitled to continue to receive the Base Salary at the rate in effect upon the Termination Date of employment for a period of four (4) months, payable in accordance with the Company’s normal payroll practices and policies, as if Employee’s employment had not terminated (as applicable, the “Severance Period”).

3.1.13 As a condition to Employee’s right to receive any benefits pursuant to Section 3.3.2 of this Agreement, (A) Employee must execute and deliver to the Company a written release in form and substance reasonably satisfactory to the Company, of any and all claims against the Company and all Board members and officers of the Company with respect to all matters arising out of Employee’s employment hereunder, or the termination thereof (other than claims for entitlements under the terms of this Agreement or plans or programs of the Company in which Employee has accrued a benefit); and (B) Employee must not breach any of her covenants and agreements under ARTICLE IV of this Agreement, which shall continue following the Termination Date.

3.1.14 In the event of termination of Employee’s employment pursuant to Section 3.1.5 (by the Company for Cause), and subject to applicable law and regulations, the Company shall be entitled to offset against any payments due Employee the loss and damage, if any, which shall have been suffered by the Company as a result of the acts or omissions of Employee giving rise to termination. The foregoing shall not be construed to limit any cause of action, claim or other rights, which the Company may have against Employee in connection with such acts or omissions.

3.1.15 Upon termination of Employee’s employment hereunder, or on demand by the Company during the term of this Agreement, Employee will immediately deliver to the Company, and will not keep in his possession, recreate or deliver to anyone else, any and all Company property, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, photographs, charts, all documents and property, and reproductions of any of the aforementioned items that were developed by Employee pursuant to his employment with the Company, obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to this Agreement.

ARTICLE IV.

INVENTIONS; CONFIDENTIAL/TRADE SECRET INFORMATION

AND RESTRICTIVE COVENANTS

Inventions. All processes, technologies and inventions relating to the business of the Company (collectively, “Inventions”), including new contributions, improvements, ideas, discoveries, trademarks and trade names, conceived, developed, invented, made or found by Employee, alone or with others, during his employment by the Company, whether or not patentable and whether or not conceived, developed, invented, made or found on the Company’s time or with the use of the Company’s facilities or materials, shall be the property of the Company and shall be promptly and fully disclosed by Employee to the Company. Employee shall perform all necessary acts (including, without limitation, executing and delivering any confirmatory assignments, documents or instruments requested by the Company) to assign or otherwise to vest title to any such Inventions in the Company and to enable the Company, at its sole expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions.

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Confidential/Trade Secret Information/Non-Disclosure.

4.1.1 Confidential/Trade Secret Information Defined. During the course of Employee’s employment, Employee will have access to various Confidential/Trade Secret Information of the Company and information developed for the Company. For purposes of this Agreement, the term “Confidential/Trade Secret Information” is information that is not generally known to the public and, as a result, is of economic benefit to the Company in the conduct of its business, and the business of the Company’s subsidiaries. Employee and the Company agree that the term “Confidential/Trade Secret Information” includes but is not limited to all information developed or obtained by the Company, including its affiliates, and predecessors, and comprising the following items, whether or not such items have been reduced to tangible form (e.g., physical writing, computer hard drive, disk, tape, e-mail, etc.): all methods, techniques, processes, ideas, research and development, product designs, engineering designs, plans, models, production plans, business plans, add-on features, trade names, service marks, slogans, forms, pricing structures, menus, business forms, marketing programs and plans, layouts and designs, financial structures, operational methods and tactics, cost information, the identity of and/or contractual arrangements with suppliers and/or vendors, accounting procedures, and any document, record or other information of the Company relating to the above. Confidential/Trade Secret Information includes not only information directly belonging to the Company which existed before the date of this Agreement, but also information developed by Employee for the Company, including its subsidiaries, affiliates and predecessors, during the term of Employee’s employment with the Company and prior thereto. Confidential/Trade Secret Information does not include any information which (a) was in the lawful and unrestricted possession of Employee prior to its disclosure to Employee by the Company, its subsidiaries, affiliates or predecessors (including, but not limited to Designer Apparel Group, LLC), or owned thereby, which shall be included in Confidential/Trade Secret Information, (b) is or becomes generally available to the public by lawful acts other than those of Employee after receiving it, or (c) has been received lawfully and in good faith by Employee from a third party who is not and has never been an executive of the Company, its subsidiaries, affiliates or predecessors, and who did not derive it from the Company, its subsidiaries, affiliates or predecessors.

4.1.2 Restriction on Use of Confidential/Trade Secret Information. Employee agrees that his use of Confidential/Trade Secret Information is subject to the following restrictions for an indefinite period of time so long as the Confidential/Trade Secret Information has not become generally known to the public:

(i) Non-Disclosure. Employee agrees that he will not publish or disclose, or allow to be published or disclosed, Confidential/Trade Secret Information to any person without the prior written authorization of the Company unless pursuant to or in connection with Employee’s job duties to the Company under this Agreement; and

(ii) Non-Removal/Surrender. Employee agrees that he will not remove any Confidential/Trade Secret Information from the offices of the Company or the premises of any facility in which the Company is performing services, except pursuant to his duties under this Agreement. Employee further agrees that he shall surrender to the Company all documents and materials in his possession or control which contain Confidential/Trade Secret Information and which are the property of the Company upon the termination of his employment with the Company, and that he shall not thereafter retain any copies of any such materials.

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4.1.3 Prohibition Against Unfair Competition/Non-Solicitation of Customers. Employee agrees that at no time during or after his employment with the Company will he engage in competition with the Company while making any use of the Confidential/Trade Secret Information, or otherwise exploit or make use of the Confidential/Trade Secret Information. Employee agrees that during the Term and the twelve (12) month period following the Termination Date, he will not directly or indirectly accept or solicit, in any capacity, the business of any customer of the Company with whom Employee worked or otherwise had access to the Confidential/Trade Secret Information pertaining to the Company’s business with such customer during the last year of Employee’s employment with the Company, or solicit, directly or indirectly, or encourage any of the Company’s customers or suppliers to terminate their business relationship with the Company, or otherwise interfere with such business relationships.

Conflict of Interest. During Employee’s employment with the Company, Employee must not engage in any work, paid or unpaid, that creates an actual conflict of interest with the Company. If the Company or the Employee has any question as to the actual or apparent potential for a conflict of interest, either shall raise the issue formally to the other, and if appropriate and necessary the issue shall be put to the CEO of the Company for consideration and approval or non-approval, which approval or non-approval the Employee agrees shall be binding on the Employee.

Non-Solicitation of Employees and Consultants. Employee agrees that during the Term and for the twelve (12) month period following the date of the termination of this Agreement, he shall not, directly or indirectly, solicit or otherwise encourage any employees or consultants of the Company to leave the employ or service of the Company, or solicit, directly or indirectly, any of the Company’s employees or consultants for employment or service; provided, however, that Employee may solicit an employee or consultant if (i) such employee or consultant has resigned voluntarily (without any solicitation from Employee), and at least one (1) year has elapsed since such employee’s or consultant’s resignation from employment or termination of service with the Company, (ii) such employee’s employment or consultant’s services was terminated by the Company, and if one (1) year has elapsed since such employee or consultant was terminated by the Company, (iii) the Company has consented to the solicitation of such employee or consultant in writing, which consent the Company may withhold in its sole discretion, or (iv) such solicitation solely occurs by general solicitations for employment to the public.

Non-Solicitation of Contacts. Employee agrees that during the Term and during the twelve (12) month period following the Termination Date, Employee shall not: (a) interfere with the Company’s business relationship with its partners, investors, customers or suppliers, (b) solicit, directly or indirectly, or otherwise encourage any of the Company’s customers or suppliers to terminate their business relationship with the Company, or (c) contact any investors, shareholders or partners of the Company except with the written approval of the Company.

Non-Competition. For $10 and other good and valuable consideration which Employee acknowledges the receipt and sufficiency of, Employee agrees to comply with the terms and conditions of this Section 4.6. During the Term and for a period of twelve (12) months after the end of the Term (the “Non-Compete Period”), Employee (whether by himself, through his employers or employees or agents or otherwise, and whether on his own behalf or on behalf of any other Person) shall not, directly or indirectly, either as an employee, employer, consultant, agent, investor, principal, partner, stockholder (except as the holder of less than 1% of the issued and outstanding stock of a publicly held corporation), own, manage, operate, control, be employed by, act as an officer, director, agent or consultant for, or be in any other way connected with or provide services or products to or for, any Person in the business of manufacturing, selling, creating, renting, aggregating, trading, distributing, marketing, producing, undertaking, developing, supplying, or otherwise dealing with or in Restricted Services or Restricted Products in the Restricted Area (the “Non-Competition Requirement”).

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4.1.4 For purposes of this Section 4.6, the following terms shall have the following meanings:

(i) “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity.

(ii) “Restricted Area” means anywhere in the United States, in which the Company or any of its Subsidiaries provides Restricted Services or Restricted Products, directly or indirectly, during the twelve (12) months preceding the Termination Date of Employee’s services hereunder.

(iii) “Restricted Products” means any product that the Company or any of its Subsidiaries has provided or is developing, manufacturing, distributing, selling and/or providing at any time during the Term, or which the Employee obtained any trade secret or other Confidential/Trade Secret Information about at any time during the Term, or which he became aware of as a result of services rendered under this Agreement.

(iv) “Restricted Services” means any services that the Company or any of its Subsidiaries has provided or is developing, performing and/or providing at any time during the Term, or which Employee obtained any trade secret or other Confidential/Trade Secret Information about at any time during the Term, or which he became aware of as a result of services rendered under this Agreement.

(v) “Subsidiary” or “Subsidiaries” means any or all Persons of which the Company owns directly or indirectly through another Person, a nominee arrangement or otherwise (a) at least 51% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or otherwise have the power to elect a majority of the board of directors or similar governing body or the legal power to direct the business or policies of such Person or (b) at least 51% of the economic interests of such Person.

Breach of Provisions. If Employee materially breaches any of the provisions of this ARTICLE IV, or in the event that any such breach is threatened by Employee, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this ARTICLE IV.

Permitted Activities. Notwithstanding any provision in this Article IV, Restricted Products and Restricted Services shall not include products or services which are sold or distributed in a retail setting, i.e., as long as the activities are not related to an online-mail order pharmacy Employee shall be able to perform services as an employee, employer, consultant, agent, investor, principal, partner, stockholder, own, manage, operate, control, be employed by, act as an officer, director, agent or consultant for, or be in any other way connected with or provide services or products to or for, any Person in the business of manufacturing, selling, creating, renting, aggregating, trading, distributing, marketing, producing, undertaking, developing, supplying, or otherwise dealing with or in Restricted Services or Restricted Products in the Restricted Area as long as Employee is not providing services for another online-mail order pharmacy.

Reasonable Restrictions. The Parties acknowledge that the foregoing restrictions, as well as the duration and the territorial scope thereof as set forth in this ARTICLE IV, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

Specific Performance. Employee acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of any part or Section of ARTICLE IV hereof would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

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ARTICLE V.

MISCELLANEOUS

Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, successors and assigns. Employee may not assign any of his rights or obligations under this Agreement. The Company may assign its rights and obligations under this Agreement to any successor entity which shall not require the approval or consent of Employee.

Notices. Any notice provided for herein shall be in writing and shall be deemed to have been given or made (a) when personally delivered or (b) when sent by telecopier and confirmed within forty eight (48) hours by letter mailed or delivered to the Party to be notified at its or his address set forth herein; or three (3) days after being sent by registered or certified mail, return receipt requested (or by equivalent currier with delivery documentation such as FEDEX or UPS) to the address of the other Party set forth or to such other address as may be specified by notice given in accordance with this Section 5.2:

If to the Company:	Epiq Scripts, LLC 465 W President George Bush Hwy, Suite 240 Richardson, TX 75080 Attention: Jacob Cohen Email: jacob@amihcorp.com

If to the Employee:	Maja Matthews 1600 President George Bush Hwy, #25007 Rowlett, Texas 75088 Email: majamatthews@yahoo.com

Severability. If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the Parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

Waiver. No waiver by a Party of a breach or default hereunder by the other Party shall be considered valid, unless expressed in a writing signed by such first Party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

Entire Agreement. This Agreement, including the Exhibits hereto, sets forth the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and Employee, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. This Agreement does not constitute a commitment of the Company with regard to Employee’s employment, express or implied, other than to the extent expressly provided for herein.

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Amendment. No modification, change or amendment of this Agreement or any of its provisions shall be valid, unless in a writing signed by the Parties.

Attorneys’ Fees. If either Party hereto commences an action against the other Party to enforce any of the terms hereof or because of the breach by such other Party of any of the terms hereof, the prevailing Party shall be entitled, in addition to any other relief granted, to all actual out-of-pocket costs and expenses incurred by such prevailing Party in connection with such action, including, without limitation, all reasonable attorneys’ fees, and a right to such costs and expenses shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas.

Survival. The termination of Employee’s employment with the Company pursuant to the provisions of this Agreement shall not affect Employee’s obligations to the Company hereunder which by the nature thereof are intended to survive any such termination, including, without limitation, Employee’s obligations under ARTICLE IV of this Agreement.

Legal Counsel. Employee acknowledges and warrants that (A) he has been advised that Employee’s interests may be different from the Company’s interests, (B) he has been afforded a reasonable opportunity to review this Agreement, to understand its terms and to discuss it with an attorney and/or financial advisor of his choice and (C) he knowingly and voluntarily entered into this Agreement. The Company and Employee shall each bear their own costs and expenses in connection with the negotiation and execution of this Agreement.

Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manners and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

“COMPANY”

EPIQ SCRIPTS, LLC.
a Texas limited liability company

By:
Name:
Its:

“EMPLOYEE”

By:

***********************************

Solely to approve eligibility to participate in American International Holdings, Inc. stock option plan at the sole discretion of the Board of American International Holdings Corp.

AMERICAN INTERNATIONAL HOLDINGS CORP.

By:
Name:
Its:

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